EXECUTION COPY

GUARANTY

Dated as of November 10, 2010

From

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE SECURED PARTIES REFERRED TO HEREIN

TABLE OF CONTENTS

Exhibit A - Guaranty Supplement

GUARANTY

GUARANTY dated as of November 10, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) made by the Borrower and each of the other Persons listed on the signature pages hereof under the caption “Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT.  Chemtura Corporation, a Delaware corporation (the “Borrower”), is party to a Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010 (as amended by Amendment No. 1, dated as of September 27, 2010, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrower, Bank of America, N.A., as Administrative Agent, the other agents named therein, and the Lenders party thereto from time to time.  Each Guarantor derives substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and the other Loan Documents, including the release of the funds held in the Escrow Account to the Borrower as described in Section 2.17(b)(i) thereof, and it is a condition precedent to such release, the entry by the Hedge Banks into Secured Hedge Agreements from time to time, the entry by Cash Management Banks into Secured Cash Management Agreements from time to time, and the entry by Specified Credit Banks into Secured Specified Credit Agreements from time to time, that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises, as a condition precedent to the release of the funds held in the Escrow Account to the Borrower as described in Section 2.17(b)(i) of the Credit Agreement, and in order to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, and the Specified Credit Banks to enter into Secured Specified Credit Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1.  Guaranty; Limitation of Liability.  (a)  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party or Subsidiary of a Loan Party now or hereafter existing under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”; provided however that if the aggregate principal or notional amount of Obligations (in terms of Agreement Value in the case of Secured Hedge Agreements) under all Secured Cash Management Agreements and Secured Hedge Agreements, in each case entered into by Non-Loan Parties (“Non-Loan Party Bank Product Agreements”) exceeds $10,000,000 at any time outstanding, then the Guaranteed Obligations shall exclude all Obligations under Non-Loan Party Bank Product Agreements other than those Obligations (“Included Obligations”) designated in a writing delivered by the Borrower to the Administrative Agent as being included in the Guaranteed Obligations, subject to a maximum aggregate principal or notional amount (in terms of Agreement Value in the case of Secured Hedge Agreements) for all Included Obligations of $10,000,000 at any time outstanding (all such Obligations under Non-Loan Party Bank Product Agreements excluded from the Guaranteed Obligations being “Excluded Obligations”)), and agrees to pay any and all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party or Subsidiary of a Loan Party to the Administrative Agent or any other Secured Party under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party or Subsidiary.

(b)           Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(l) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c)           Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents, Secured Hedge Agreements (other than Excluded Obligations thereunder), Secured Cash Management Agreements (other than Excluded Obligations thereunder) and Secured Specified Credit Agreements.  If any Guarantor (other than the Borrower) makes a payment under this Guaranty of any Obligations under the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements (any such payment by a Guarantor other than the Borrower, a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Guarantor (other than the Borrower), exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations under the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements satisfied by such Guarantor Payments in the same proportion that such Guarantor's Allocable Amount bore to the total Allocable Amounts of all Guarantors (other than the Borrower), then (subject to compliance with the first sentence of this section 1(c)) such Guarantor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Guarantor (other than the Borrower) for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Guarantor shall be the maximum amount that could then be recovered from such Guarantor under this Guaranty without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

Section 2.  Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto.  The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives (to the extent permitted by law) any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)          any lack of validity or enforceability of any Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, or any other amendment or waiver of or any consent to departure from any Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, or any other assets of any Loan Party or any of its Subsidiaries;

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)           any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business condition (financial or otherwise), operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party, as the case may be (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)           any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, in each case other than the payment in full in cash of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3.  Waivers and Acknowledgments.  (a)  Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)           Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)           Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)           Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4.  Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, or any other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Secured Hedge Agreements, all Secured Cash Management Agreements and all Secured Specified Credit Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest date of expiration or termination of all Secured Hedge Agreements, all Secured Cash Management Agreements and all Secured Specified Credit Agreements, and (c) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations under which a claim has not yet been asserted) shall have been paid in full in cash, (iii) all Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements shall have expired or been terminated, and (iv) either (A) the Termination Date shall have occurred or (B) the Loan Parties shall have executed and delivered to the Administrative Agent an agreement, in form and substance reasonably satisfactory to the Administrative Agent, terminating their rights under Sections 2.18 and 2.19 of the Credit Agreement, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

Section 5.  Payments Free and Clear of Taxes, Etc.  Any and all payments made by any Guarantor under or in respect of this Guaranty, any other Loan Document, or any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement shall be made free and clear of and without deduction or withholding for any Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be made free and clear of Taxes and Other Taxes pursuant to the terms of Section 2.11 of the Credit Agreement.

Section 6.  Representations and Warranties.  Each Guarantor hereby makes each representation and warranty made in the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

(a)           There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b)           Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement and Secured Specified Credit Agreement to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7.  Covenants.  Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Lender shall have any Commitment or any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, as the case may be, on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 8.  Amendments, Guaranty Supplements, Etc.  (a)  No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and, in the case of an amendment, the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), subject to the next succeeding sentence, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents, if such release or limitation is in respect of all or substantially all of the value of this Guaranty, or make any other change that is of the type that requires the consent of all Lenders under the Credit Agreement.  Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, such Guarantor shall be automatically released from this Guaranty.

(b)           Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 9.  Notices, Etc.  All notices and other communications provided for hereunder shall be given in accordance with the provisions set out in Section 9.02 of the Credit Agreement, mutatis mutandis.

Section 10.  No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.  Right of Set-off.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations (other than Excluded Obligations) of such Guarantor now or hereafter existing under the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement, and although such Obligations may be unmatured.  Each Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

Section 12.  Indemnification.  (a)  Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay within ten (10) Business Days of written demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b)           Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective security holders, creditors, officers, directors, employees, agents and advisors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings).  Notwithstanding any other provision of this Guaranty, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, except to the extent such damages are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.

(c)           Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

Section 13.  Subordination.  Each Guarantor hereby subordinates any and all Debt owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a)           Prohibited Payments, Etc.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrower in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, no Guarantor shall (unless the Administrative Agent otherwise agrees) demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)           Turn-Over.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrower in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)          Administrative Agent Authorization.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrower in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 14.  Continuing Guaranty; Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest date of expiration or termination of all Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements (or the date on which such obligations shall have been cash collateralized in a manner reasonably satisfactory to each applicable Hedge Bank, Cash Management Bank, or Specified Credit Bank, as the case may be), and (iii) the earlier of (A) the Termination Date and (B) the date on which the Loan Parties shall have executed and delivered to the Administrative Agent an agreement, in form and substance reasonably satisfactory to the Administrative Agent, terminating their rights under Sections 2.18 and 2.19 of the Credit Agreement, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 15.  Rights and Remedies.  At any time an Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under any Loan Document.  If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Guarantor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Guarantor might otherwise have had.  Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair each Guarantor’s obligation to pay the full amount of the Obligations under the Loan Documents.  Each Guarantor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations under the Loan Documents, even though that election of remedies destroys such Guarantor’s rights of subrogation against any other Person.  The Administrative Agent may bid all or a portion of the Obligations under the Loan Documents at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations under the Loan Documents.  The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral acquired pursuant to such sale, and, after application of the proceeds of such sale to payment of the Obligations under the Loan Documents, the difference between such bid amount and the remaining balance of the Obligations under the Loan Documents shall be conclusively deemed to be the amount of the Obligations under the Loan Documents guaranteed under this Guaranty, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

Section 16.  Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or by electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 17.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements to which it is or is to be a party in any New York State or federal court.  Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, SECURED HEDGE AGREEMENTS, SECURED CASH MANAGEMENT AGREEMENTS OR SECURED SPECIFIED CREDIT AGREEMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Guarantors:

CHEMTURA CORPORATION, as a Guarantor

By:	/s/ Stephen C. Forsyth
	Name:	Stephen C. Forsyth
	Title:	Executive Vice President and Chief Financial Officer

BIOLAB FRANCHISE COMPANY, LLC, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

BIO-LAB, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

CROMPTON COLORS INCORPORATED, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

[Signature Page]

CROMPTON HOLDING CORPORATION, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

GLCC LAUREL, LLC, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

GREAT LAKES CHEMICAL CORPORATION, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

GREAT LAKES CHEMICAL GLOBAL, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

GT SEED TREATMENT, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

[Signature Page]

HOMECARE LABS, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

LAUREL INDUSTRIES HOLDINGS, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Vice President and Secretary

RECREATIONAL WATER PRODUCTS, INC., as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

WEBER CITY ROAD LLC, as a Guarantor

By:	/s/ Robert J. Cicero
	Name:	Robert J. Cicero
	Title:	Secretary

[Signature Page]

Exhibit A
To The
Guaranty

FORM OF GUARANTY SUPPLEMENT

_________ __, ____

Bank of America, N.A., as Administrative Agent
[Address of Administrative Agent]

Attention:  _________

Senior Secured Term Facility Credit Agreement dated as of August 27, 2010 (as amended by Amendment No. 1, dated as of September 27, 2010, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among  Chemtura Corporation, a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, the other agents named therein, and the Lenders party thereto from time to time

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”).  The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.  Guaranty; Limitation of Liability.  (a)  The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations (other than Excluded Obligations) of each other Loan Party or Subsidiary of a Loan Party now or hereafter existing under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under the Guaranty or this Guaranty Supplement.  Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party or Subsidiary of a Loan Party to the Administrative Agent or any other Secured Party under or in respect of the Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Specified Credit Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party or Subsidiary.

(b)           The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c)           The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents, Secured Hedge Agreements (other than Excluded Obligations thereunder), Secured Cash Management Agreements (other than Excluded Obligations thereunder) and Secured Specified Credit Agreements.

Section 2.  Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder.  The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or Secured Specified Credit Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty with respect to itself to the same extent as each other Guarantor made such representation with respect to itself.

Section 4.  Electronic Delivery.  Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or by electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the exclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents, Secured Hedge Agreements, Secured Cash Management Agreements or Secured Specified Credit Agreements to which it is or is to be a party in any New York State or federal court.  The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)           THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, SECURED HEDGE AGREEMENTS, SECURED CASH MANAGEMENT AGREEMENTS OR SECURED SPECIFIED CREDIT AGREEMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Name:
Title: